Exhibit 99.1

Contact:
J. Marc Lewis, Vice President-Investor Relations	800 S. Douglas Road, 12th Floor
305-406-1815	Coral Gables, Florida 33134
305-406-1886 fax	Tel: 305-599-1800
marc.lewis@mastec.com	Fax: 305-406-1960
www.mastec.com

For Immediate Release

MasTec Announces Fourth Quarter 2003
Earnings Release Schedule

MIAMI (March 30, 2004) — MasTec, Inc. (NYSE: MTZ) today announced that the Company intends to release earnings for the year ended December 31, 2003 during the week of April 5, 2004. The related conference call and webcast information will be announced at that time.

The Company had previously filed a Form 12b-25 with the SEC for an extension and had estimated a filing on, or before, March 30th.

This press release and any accompanying documents contain forward-looking statements, such as statements regarding MasTec’s future growth and profitability, growth strategy, and anticipated trends in the industries and economies in which MasTec operates. These forward-looking statements are based on MasTec’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including that our revenue and profits may differ from that projected, that we may be further impacted by slowdowns in our clients’ businesses or in the economy in general, that our reserves for receivables may be inadequate and that we may experience increased costs associated with realigning our business or may be unsuccessful in those efforts. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from results expressed or implied in any forward-looking statements made by MasTec in this press release. These and other risks are detailed in this press release and/or documents filed by MasTec with the Securities and Exchange Commission. MasTec does not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances.